EXHIBIT 10.1
THIS DOCUMENT CONSTITUTES PART OF A
PROSPECTUS COVERING SECURITIES THAT
HAVE BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933
2010 STOCK OPTION GRANT
          THIS GRANT is made as of the 1st day of March, 2010 by Anixter International Inc., a Delaware corporation (the “Corporation”), to «FirstName» «LastName» (the “Optionee”).
1.	INCORPORATION OF TERMS

This Grant shall be governed by the attached Anixter International Inc. Stock Option Terms (the “Terms”), all of the provisions of which are hereby incorporated herein.

2.	GRANT OF OPTION

On the terms and conditions stated herein and in the Terms, the Corporation hereby grants to the Optionee the option to purchase «SO_Grant» Shares as defined in the Terms for an exercise price of forty-two dollars and seventy-one cents ($42.71) per Share. This grant is made pursuant to the provisions of the 2006 Stock Incentive Plan.

3.	RIGHT TO EXERCISE

Subject to the conditions and the exceptions set forth herein and in the Terms, this Option shall become exercisable for one-third (1/3) of the Shares on March 1, 2012, one-third (1/3) of the Shares on March 1, 2013, and the remaining Shares on March 1, 2014.

4.	RIGHT OF RECOUPMENT

The Grant of the Option is expressly made subject to and conditioned on the following understanding. Optionee acknowledges and agrees that if (i) the financial results of the Corporation for its fiscal year immediately preceding the Date of Grant are restated and (ii) the Compensation Committee of the Board of Directors of the Corporation (“Committee”) determines, in its sole discretion, that (A) Optionee engaged in conduct that caused or partially caused the need for the restatement and (B) a lesser Grant would have been made to Optionee under this Agreement based on the restated financial results then (i) the Corporation shall have the right to recoup from Optionee the amount of any overpayment of compensation attributable to the Grant or such other amount, up to the full compensation realized by Optionee with respect to the Grant, as the Committee determines, in its sole discretion, based on its review of the relevant facts (“Recoupment Amount”) and (ii) the Corporation shall have the right to effect such recoupment by (A) cancelling the unvested portion of the Option or other options or restricted stock units held by Optionee, (B) to the extent permitted by law, offsetting such recoupment obligation against any other obligation of the Corporation to Optionee, or (C) demanding repayment from Optionee. In the event that a restatement impacts more than one fiscal year, the Corporation may exercise this recoupment right with respect to each fiscal year that is subject to restatement. This recoupment right shall be a separate contract right enforceable by the Corporation against Optionee and shall be in addition to, and not in substitution for, any and all other rights or remedies that the Corporation may have against Optionee with respect to Optionee’s conduct and the restatement, including any right the Corporation may have under Section 304 of the Sarbanes-Oxley Act of 2002. The Corporation shall also be entitled to (i) interest on the Recoupment Amount at a reasonable rate of interest and (ii) to reimbursement of all costs of collection.

«FirstName» «LastName»
2010 STOCK OPTION GRANT

5.	TERM OF OPTION

This Option shall in any event expire in its entirety March 1, 2020. This Option shall further expire as set forth in the Terms.

6.	EXERCISE CONSTITUTES AGREEMENT TO REFRAIN FROM COMPETITION

By exercising any portion of this Option, the Optionee will be signifying the agreement of Optionee to refrain for a period of nine months from the termination of Optionee’s employment with the Corporation and its subsidiaries, from participating in any activities which are competitive with any activities of the Corporation or its subsidiaries in which the Optionee participated. Participation shall not include the ownership of less than 1% of a publicly traded security.
          IN WITNESS WHEREOF, the Corporation has caused this Grant to be executed on its behalf by its officer duly authorized to act on behalf of the Corporation.

ANIXTER INTERNATIONAL INC. a Delaware corporation
By:
Dennis J. Letham

Its:	Executive Vice President — Finance
and Chief Financial Officer